Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-4 No. 333-115859) of TETRA Technologies, Inc. and the related Prospectus;
(2) Registration Statements (Form S-3 No. 333-163409, 333-210335, and 333-230818) of TETRA Technologies, Inc. and the related Prospectus; and
(3) Registration Statements (Form S-8 Nos. 333-09899, 333-40509, 333-76039, 333-61988, 333-84444, 333-114034, 333-126422, 333-133790, 333-142637, 333-149347, 333-149348, 333-150783, 333-166537, 333-174090, 333-177995, 333-183030, 333-188494, 333-196796, 333-215283, 333-222976, 333-224678 and 333-224679) of TETRA Technologies, Inc.

of our reports dated March 16, 2020 (except for Note 3, as to which the date is March 5, 2021) with respect to the consolidated financial statements of TETRA Technologies, Inc. and subsidiaries as of December 31, 2019 and for the years ended December 31, 2019 and 2018, included in this Annual Report (Form 10-K) of TETRA Technologies, Inc. for the year ended December 31, 2019.

/s/ ERNST & YOUNG LLP

Houston, Texas
March 5, 2021